Exhibit 23.1

Consent of Deloitte & Touche LLP, Independent Accountants

We consent to the incorporation by reference in Registration Statements No. 333-54106 and No. 333-61984 of ValiCert, Inc. on Form S-8, and in Registration Statement No. 333-74664 of ValiCert, Inc. on Form S-3 of our report dated January 23, 2002, appearing in this Annual Report on Form 10-K of ValiCert, Inc.

/s/    DELOITTE & TOUCHE LLP

San Jose, California
March 29, 2002

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